UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2011
___________

GRAYSON BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-30535 (Commission File Number)	54-1647596 (I.R.S. Employer Identification No.)
113 West Main Street Independence, Virginia (Address of principal executive offices)	24348 (Zip Code)
Registrant’s telephone number, including area code:  (276) 773-2811

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 24, 2011, Grayson Bankshares, Inc. (the "Company") mailed a letter to its shareholders regarding the current economic environment and the Board of Directors’ decision to suspend the Company’s cash dividend.  A copy of letter is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Such forward-looking statements involve known and unknown risks including, but not limited to, changes in general economic and business conditions, interest rate fluctuations, competition within and from outside the banking industry, new products and services in the banking industry, risk inherent in making loans such as repayment risks and fluctuating collateral values, problems with technology utilized by the Company, changing trends in customer profiles and changes in laws and regulations applicable to the Company.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  For additional information on known and unknown risks, see the “Forward Looking Statements” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.		Description

99.1		Letter to Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYSON BANKSHARES, INC.
(Registrant)

Date: June 24, 2011	By:	/s/ Blake M. Edwards
Blake M. Edwards
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Shareholders.